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                                                                    EXHIBIT 23.2


                       CONSENT OF PRICE WATERHOUSE LLP

   We consent to the incorporation by reference in Registration Statements No. 33-60666, 33-82280, 33-89388, 33-65186, 33-92372, 33-96030, 33-33726, 333-04439,
333-16067, 333-16211, 333-21573, 333-23819 and 333-48189 of S3 Incorporated on
Form S-8 and No. 333-17519 on Form S-3 of our report dated January 22, 1998, appearing in the Annual Report on Form 10-K of S3 Incorporated for the year ended December 31, 1997.

/s/  Price Waterhouse LLP
----------------------------
PRICE WATERHOUSE LLP

Hsinchu, Taiwan R.O.C.
January 22, 1998